Filed Pursuant to Rule 424(b)(7)
Registration No. 333-277294
PROSPECTUS SUPPLEMENT
(To Prospectus dated February 22, 2024)
254,731 Shares
Class A Common Stock

This prospectus supplement relates to the resale of up to 254,731 shares of Class A common stock, par value $0.0001 per share (“Class A Common Stock”), of RingCentral, Inc., a Delaware corporation, by Mitel US Holdings, Inc., which we refer to in this prospectus supplement as Mitel or the selling stockholder, or its permitted transferees.
The shares of Class A Common Stock being offered by the selling stockholder or its permitted transferees were issued pursuant to the Purchase and Sale Agreement, dated November 8, 2021, that we entered into with Mitel and Mitel Networks (International) Limited (as amended, the “Purchase Agreement”), and the Framework Agreement, dated November 8, 2021, that we entered into with Mitel and Mitel Networks, Inc., effective as of November 9, 2021 (as amended, the “Framework Agreement”). We are registering the shares for resale pursuant to the Registration Rights Agreement, dated November 8, 2021, that we entered into with Mitel, effective as of November 9, 2021 (the “Registration Rights Agreement”). See “Selling Stockholder” on page S-16 of this prospectus supplement for a description of these agreements and for additional information regarding the selling stockholder. The prices at which the selling stockholder may sell the shares will be determined by the prevailing market price for the shares or in negotiated transactions.
We are not selling any securities under this prospectus supplement and will not receive any of the proceeds from the sale of shares by the selling stockholder or its permitted transferees.
The selling stockholder may sell the shares of Class A Common Stock described in this prospectus supplement in a number of different ways and at varying prices. See “Plan of Distribution” on page S-18 of this prospectus supplement for more information about how the selling stockholder may sell the shares of Class A Common Stock being registered pursuant to this prospectus supplement.
The selling stockholder will pay all brokerage fees and commissions and similar expenses. We will pay certain expenses (except brokerage fees and commissions and similar expenses) incurred in registering the shares, including legal and accounting fees. See “Plan of Distribution” on page S-18 of this prospectus supplement for additional information.
Our Class A Common Stock is listed on the New York Stock Exchange (the “NYSE”), under the symbol “RNG.” On February 27, 2024, the last reported sale price of our Class A Common Stock on the NYSE was $32.40 per share.
Investing in our Class A Common Stock involves risks. Please carefully read the information under the headings “Risk Factors” beginning on page S-5 of this prospectus supplement and “Item 1A—Risk Factors” of our most recent report on Form 10-K for the year ended December 31, 2023, or under a similar heading in any other document, that is incorporated by reference in this prospectus supplement before you invest in our securities.
Neither the Securities and Exchange Commission nor any other state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement and the accompanying prospectus. Any representation to the contrary is a criminal offense.

This prospectus supplement is dated February 28, 2024

TABLE OF CONTENTS
Prospectus Supplement
Prospectus
This prospectus supplement and the accompanying prospectus do not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered hereby in any jurisdiction to or from any person whom or from whom it is unlawful to make such offer or solicitation of an offer in such jurisdiction.
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ABOUT THIS PROSPECTUS SUPPLEMENT
This prospectus supplement and the accompanying prospectus form part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process. This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this Class A Common Stock offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference therein. The second part, the accompanying prospectus, provides more general information. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. We urge you to carefully read this prospectus supplement and the accompanying prospectus, and the documents incorporated herein and therein, before buying any of the securities being offered under this prospectus supplement. To the extent that any statement that we make in this prospectus supplement is inconsistent with statements made in the accompanying prospectus or any documents incorporated by reference therein, the statements made in this prospectus supplement will be deemed to modify or supersede those statements made in the accompanying prospectus and documents incorporated by reference therein.
We have not, and the selling stockholder has not, authorized anyone to provide any information or to make any representations other than those contained in this prospectus supplement and the accompanying prospectus, which together we sometimes refer to generally as the prospectus, or in any free writing prospectuses prepared by us or on our behalf or to which we have referred you. We and the selling stockholder take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We and the selling stockholder are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this prospectus supplement and the accompanying prospectus or the documents incorporated herein and therein by reference is accurate as of any date other than their respective dates. Our business, financial condition, and results of operations may have changed since those dates. It is important for you to read and consider all information contained in this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein and therein, and any related free writing prospectus, in making your investment decision. You should also read and consider the information in the documents to which we have referred you in the sections titled “Where You Can Find More Information” and “Incorporation by Reference” in this prospectus supplement and in the accompanying prospectus.
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PROSPECTUS SUMMARY
This summary highlights selected information that is presented in greater detail elsewhere, or incorporated by reference, in this prospectus supplement and the accompanying prospectus. It does not contain all of the information that may be important to you and your investment decision. Before investing in our Class A Common Stock, you should carefully read this entire prospectus supplement and the accompanying prospectus, including the matters set forth under the sections of this prospectus supplement and the accompanying prospectus titled “Risk Factors,” the financial statements and related notes and other information that we incorporate by reference herein, including our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q and the exhibits to the registration statement of which the accompanying prospectus is a part. Unless the context otherwise requires, the terms “RingCentral, Inc.,” “the Company,” “we,” “us” and “our” in this prospectus supplement and the accompanying prospectus refer to the consolidated operations of RingCentral, Inc. and its consolidated subsidiaries as a whole.
Overview
We are a leading provider of AI-driven cloud business communications, contact center, video and hybrid event solutions. We believe that our innovative solutions enable smarter interactions among customers and employees, turning conversations into meaningful insights that drive better business outcomes.
Our cloud-based business solutions are designed to be easy to use, providing a global user identity across multiple locations and devices, including smartphones, tablets, PCs and desk phones. Our solutions can be deployed rapidly and configured and managed easily. Our cloud-based solutions are location and device independent and better suited to address the needs of modern mobile and global enterprise workforces than are legacy on-premises systems. Through our open platform, we enable third-party developers and customers to develop integrations and workflows using our robust set of Application Programming Interfaces and software developers’ kits.
For today’s mobile and highly distributed workforce, RingCentral empowers people to connect from anywhere on any device, across any mode of communication. This gives today’s workforce the ability to communicate more productively and seamlessly in ways that traditional on-premises systems do not support.
RingCentral offers a fully integrated business communications platform, which includes cloud private branch exchanges, cloud contact center, video meetings and webinars, and events. RingCentral is focused on embedding AI into our product portfolio, which we believe is a key product differentiator for the markets and customers we serve.
Our cloud communications and customer engagement solutions are based on our Message Video Phone (MVP) platform. This open platform enables seamless integration with third-party and custom software applications, helping improve business workflows, drive higher employee productivity and enhance better customer service. Our global delivery capabilities support the needs of multi-national enterprises in multiple countries.
Our multi-product portfolio includes:
•RingCentral MVP, an AI-driven Unified Communications as a Service platform, which includes team messaging, video meetings, business SMS and a cloud phone system;
•Contact Center as a Service, a set of cloud-based customer experience solutions that includes RingCentral Contact Center, and RingCX, a native omnichannel contact center with generative AI capabilities and conversation analytics launched in 2023;
•RingCentral Video, our branded video meeting solution with team messaging that enables smart video meetings, rooms solutions, and webinars;
•RingCentral Events, announced in November 2023 following the acquisition of Hopin Events and Session Platforms provides a robust set of features to host virtual, hybrid, and in-person events of all sizes and formats, spanning from single-session events to multi-day & multi-session conferences; and
•RingSense, announced in March 2023, is an AI platform for enhanced business communications and revenue intelligence that helps organizations unlock powerful insights from conversation data. RingSense for Sales, the first offering in this portfolio, analyzes interactions among salespeople and their prospects to surface key insights and performance measures, helping increase sales efficiency.
We primarily generate revenues from the sale of subscriptions to our offerings. Our subscription plans have monthly, annual, or multi-year contractual terms. We believe that this flexibility in contract duration is important to meet the different needs of our customers. For the years ended December 31, 2023 and 2022, subscriptions revenues accounted for 90% or more of our total revenues. The remainder of our revenues has historically been primarily comprised of product revenues from the sale of pre-configured phones and professional services. We do not develop or manufacture physical phones and offer them as a convenience to our customers. We rely on third-party providers to develop and manufacture these devices and fulfillment partners to successfully serve our customers.
We continue to support our direct inside sales force while also developing indirect sales channels to market our brand and our subscription offerings. Our indirect sales channels who sell our solutions consist of:
•Regional and global network of resellers and distributors;
•Strategic partners who market and sell our MVP or other solutions, including co-branded solutions. Such partnerships include Alcatel-Lucent Enterprise, Amazon Web Services (“Amazon”), Atos SE (“Atos”), Avaya LLC (“Avaya”), and Mitel; and
•Global Service Providers including AT&T, TELUS Communications Company, BT Group plc, Vodafone Group Services Limited (“Vodafone”), Deutsche Telekom (“DT”), Optus Networks Pty Ltd (“Optus”) in Australia, 1&1 Versatel and Ecotel in Germany, MCM in Mexico, Frontier, Charter Communications and others.
Risks Affecting Us
Our business is subject to numerous risks and uncertainties, including those highlighted in the section titled “Risk Factors.” These risks include, but are not limited to, the following:
•We have incurred significant losses and negative cash flows in the past and anticipate continuing to incur losses for at least the foreseeable future, and we may therefore not be able to achieve or sustain profitability in the future.
•Our quarterly and annual results of operations have fluctuated in the past and may continue to do so in the future. As a result, we may fail to meet or to exceed the expectations of research analysts or investors, which could cause our stock price to fluctuate.
•We rely on third parties, including third parties in countries outside the U.S., primarily in Georgia and the Philippines for a significant portion of our software development, quality assurance, operations, and customer support.
•Global economic conditions may harm our industry, business and results of operations, including the effects of the ongoing war between Russia and Ukraine and related international sanctions against Russia, the ongoing war between Israel and Hamas, and relations between the United States and China.
•Our historically rapid growth and the quickly changing markets in which we operate make it difficult to evaluate our current business and future prospects, which may increase the risk of investing in our stock.
•Our future operating results will rely in part upon the successful execution of our relationships with our strategic partners and global service providers, including Avaya, Amazon, Atos, Alcatel-Lucent Enterprise, Mitel (Unify), Charter Communications, Vodafone, DT, Optus, and other partners and resellers, some or all of which may not be successful.
•We face intense competition in our markets and may lack sufficient financial or other resources to compete successfully.
•We rely and may in the future rely significantly on our strategic partners, agents, brokers, resellers, and global service providers to sell our subscriptions; our failure to effectively develop, manage, and maintain our indirect sales channels could materially and adversely affect our revenues.

•To deliver our subscriptions, we rely on third parties for our network connectivity and for certain of the features in our subscriptions.
•Interruptions or delays in service from our third-party data center hosting facilities, co-location facilities and other third-party providers could impair the delivery of our subscriptions, require us to issue credits or pay penalties and harm our business.
•Failures in Internet infrastructure or interference with broadband access could cause current or potential users to believe that our systems are unreliable, possibly leading our customers to switch to our competitors or to avoid using our subscriptions.
•A security incident, such as a cyber-attack, information security breach or denial of service event could delay or interrupt service to our customers, harm our reputation or business, impact our subscriptions, and subject us to significant liability.
•We depend largely on the continued services of our senior management and other highly-skilled employees, and if we are unable to hire, retain, manage and motivate our employees, we may not be able to grow effectively and our business, results of operations and financial condition could be adversely affected.
•Increased customer turnover, or costs we incur to retain and upsell our customers, could materially and adversely affect our financial performance.
•If we are unable to attract new customers to our subscriptions or upsell to those customers on a cost-effective basis, our business will be materially and adversely affected.
•Our credit agreement imposes operating and financial restrictions on us.
•Servicing our debt, including our notes, may require a significant amount of cash, and we may not have sufficient cash flow from our business to pay all of our indebtedness.
•Our senior notes indenture contains restrictive covenants that may limit our ability to engage in activities that may be in our long-term best interest.
•For as long as the dual class structure of our common stock as contained in our charter documents is in effect, voting control will be concentrated with a limited number of stockholders that held our stock prior to our initial public offering, including primarily our founders and their affiliates, and limiting other stockholders’ ability to influence corporate matters.
•Our Series A Convertible Preferred Stock has rights, preferences and privileges that are not held by, and are preferential to the rights of, our common stockholders, which could adversely affect our liquidity and financial condition.
Corporate Information and History
We were incorporated in California in February 1999, and we reincorporated in Delaware in September 2013. Our principal executive offices are located at 20 Davis Drive, Belmont, California 94002 and the telephone number at that address is (650) 472-4100. Information contained on, or that can be accessed through, our website does not constitute a part of this prospectus supplement or the accompanying prospectus and is not incorporated by reference herein or therein. We have included our website address in this prospectus supplement solely for informational purposes and you should not consider any information contained on, or that can be accessed through, our website as part of this prospectus supplement or in deciding whether to purchase shares of our Class A Common Stock. “RingCentral” and other of our trademarks appearing in this prospectus are our property. This prospectus also contains trade names and trademarks of other companies. We do not intend our use or display of other companies’ trade names or trademarks to imply an endorsement or sponsorship of us by such companies, or any relationship with any of these companies.

THE OFFERING

Class A Common Stock registered for sale by the selling stockholder	254,731 shares of our Class A Common Stock

Class A Common Stock to be outstanding after this offering	83,797,998 shares of our Class A Common Stock

Use of proceeds	We will not receive any of the proceeds from the sale of shares of our Class A Common Stock by the selling stockholder. See “Use of Proceeds” for additional information.

Selling stockholder	Mitel US Holdings, Inc.

NYSE trading symbol	“RNG”
The number of shares of our Class A Common Stock and Class B common stock, par value $0.0001 per share (“Class B Common Stock”) that will be outstanding after this offering is based on 83,797,998 shares of our Class A Common Stock outstanding and 9,924,538 shares of our Class B Common Stock outstanding as of December 31, 2023 (after giving effect to the issuance of 254,731 shares of Class A Common Stock issued to the selling stockholder on February 28, 2024 in connection with our strategic partnership with Mitel) and excludes:
•8,931,259 shares of Class A Common Stock issuable upon the vesting of restricted stock units outstanding as of December 31, 2023;
•1,344,776 shares of Class A Common Stock issuable upon the vesting of performance stock units outstanding as of December 31, 2023;
•422,192 shares of Class A Common Stock issuable upon the vesting of restricted stock units granted after December 31, 2023;
•742,901 shares of Class A Common Stock reserved for future issuance upon conversion of the Series A Convertible Preferred Stock of the Company outstanding as of December 31, 2023;
•13,579,448 shares of Class A Common Stock reserved for future issuance under our 2013 Equity Incentive Plan as of December 31, 2023; and
•6,293,967 shares of Class A Common Stock reserved for future issuance under our Amended and Restated 2013 Employee Stock Purchase Plan as of December 31, 2023.
Except as otherwise indicated, all information in this prospectus supplement:
•assumes no exercise of outstanding options subsequent to December 31, 2023;
•assumes no vesting of restricted stock unit awards subsequent to December 31, 2023;
•assumes no vesting of performance stock units awards subsequent to December 31, 2023; and
•reflects the issuance of 254,731 shares of Class A Common Stock issued to the selling stockholder on February 28, 2024 in connection with our strategic partnership with Mitel, as described in this prospectus supplement.

RISK FACTORS
Investing in our Class A Common Stock involves a high degree of risk. You should carefully consider the risks described in Part I, Item 1A, Risk Factors in our most recent Annual Report on Form 10-K for the year ended December 31, 2023 together with the other information set forth in this prospectus supplement and the accompanying prospectus, and in the other documents that we include or incorporate by reference into this prospectus supplement, as updated by our Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings we make with the SEC, the risk factors described under the caption “Risk Factors” in any applicable prospectus supplement and any risk factors set forth in our other filings with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), before making a decision about investing in our Class A Common Stock. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations. If any risks actually occur, our business, financial condition and results of operations may be materially and adversely affected. In such an event, the trading price of our Class A Common Stock could decline and you could lose part or all of your investment.
For more information about our SEC filings, please see “Where You Can Find More Information” and “Incorporation by Reference.”

FORWARD-LOOKING STATEMENTS
This prospectus supplement and the accompanying prospectus contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act. Forward-looking statements are based upon current expectations that involve risks and uncertainties. Actual results may differ materially from those anticipated in these forward-looking statements. Statements that are not purely historical are forward-looking statements. Forward-looking statements are often identified by the use of words such as, but not limited to, “anticipates”, “believes”, “could”, “seeks”, “estimates”, “expects”, “intends”, “may”, “plans”, “potential”, “predicts”, “projects”, “should”, “will”, “would” and similar expressions or variations intended to identify forward-looking statements. Forward-looking statements contained in this prospectus supplement and the accompanying prospectus include, but are not limited to, statements about:
•our progress against short-term and long-term goals;
•our future financial performance;
•our anticipated growth, growth strategies and our ability to effectively manage that growth and effect these strategies;
•our success in all market segments;
•anticipated trends, developments and challenges in our business and in the markets in which we operate, as well as general macroeconomic conditions and geopolitical conflicts;
•our ability to scale to our desired goals, particularly the implementation of new processes and systems and the addition to our workforce;
•the impact of competition in our industry and innovation by our competitors;
•our ability to anticipate and adapt to future changes in our industry;
•our ability to predict subscriptions revenues, formulate accurate financial projections, and make strategic business decisions based on our analysis of market trends;
•our ability to anticipate market needs and develop new and enhanced solutions and subscriptions to meet those needs, and our ability to successfully monetize them;
•our ability to successfully incorporate artificial intelligence (AI) and machine learning powered features into our solutions;
•maintaining and expanding our customer base;
•maintaining, expanding and responding to changes in our relationships with other companies;
•maintaining and expanding our distribution channels, including our network of sales agents and resellers, and our strategic partnerships;
•our success with our strategic partners and global service providers;
•our ability to sell, market, and support our solutions and services;
•our ability to expand our business to larger customers as well as expanding domestically and internationally;
•our ability to realize increased purchasing leverage and economies of scale as we expand;
•the impact of seasonality on our business;
•the impact of any failure of our solutions or solution innovations, including our innovations relating to AI;

•our reliance on our third-party product and service providers;
•the potential effect on our business of litigation to which we may become a party;
•our liquidity and working capital requirements;
•the impact of changes in the regulatory environment including with respect to AI;
•our ability to protect our intellectual property and rely on open source licenses;
•our expectations regarding the growth and reliability of the internet infrastructure;
•the timing of acquisitions of, or making and exiting investments in, other entities, businesses or technologies;
•our ability to successfully and timely execute on, integrate, and realize the benefits of any acquisition, investment, strategic partnership, or other strategic transaction we may make or undertake;
•our capital expenditure projections;
•our capital allocation plans, including expected allocations of cash and timing for any share repurchases and other investments;
•our credit agreement, including both the term loan and the revolving credit facility;
•the estimates and estimate methodologies used in preparing our consolidated financial statements;
•the political environment and stability in the regions in which we or our subcontractors operate;
•the impact of economic downturns on us and our customers;
•our ability to defend our systems and our customer information from fraud and cyber-attack;
•our ability to prevent the use of fraudulent payment methods for our solutions;
•our ability to retain key employees and to attract qualified personnel;
•our ability to successfully implement our plans for reductions in workforce or otherwise achieve the anticipated cost reductions; and
•the impact of foreign currencies on our non-U.S. business as we expand our business internationally.
We caution you that the foregoing list may not contain all of the forward-looking statements made in this prospectus supplement and the accompanying prospectus.
You should not rely upon forward-looking statements as predictions of future events. We have based the forward-looking statements contained in this prospectus supplement and the accompanying prospectus primarily on our current expectations and projections about future events and trends that we believe may affect our business, financial condition, results of operations and prospects. The outcome of the events described in these forward-looking statements is subject to risks, uncertainties and other factors described in the section titled “Risk Factors” and elsewhere in this prospectus supplement and the accompanying prospectus or in the documents incorporated by reference in this prospectus and the accompanying prospectus. Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time and it is not possible for us to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this prospectus supplement, the accompanying prospectus and the documents that are incorporated by reference into this prospectus and the accompanying prospectus. We cannot assure you that the results, events and circumstances reflected in the forward-looking statements will be achieved or occur, and actual results, events or circumstances could differ materially from those described in the forward-looking statements.

The forward-looking statements made in this prospectus supplement and the accompanying prospectus relate only to events as of the date on which the statements are made. We undertake no obligation to update any forward-looking statements made in this prospectus supplement and the accompanying prospectus, and the documents that are incorporated by reference into this prospectus supplement and accompanying prospectus to reflect events or circumstances after the date of this prospectus supplement and the accompanying prospectus or to reflect new information or the occurrence of unanticipated events, except as required by law. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments we may make.
See the sections titled “Risk Factors” incorporated from filings we make with the SEC for a more complete discussion of the risks and uncertainties mentioned above and for a discussion of other risks and uncertainties.

USE OF PROCEEDS
All of the shares of Class A Common Stock being offered hereby are being sold by the selling stockholder identified in this prospectus supplement or its permitted transferees. We will not receive any of the proceeds from the sale of shares of Class A Common Stock by the selling stockholder or its permitted transferees. We will bear the out-of-pocket costs, expenses and fees incurred in connection with the registration of the shares to be sold by the selling stockholder, including registration, listing fees, printers and accounting fees and fees and disbursements of counsel (collectively, the “Registration Expenses”). Other than Registration Expenses, the selling stockholder will bear any selling discounts, commissions, placement agent fees, fees or expenses of outside counsel of the selling stockholder or other similar expenses payable with respect to sales of shares.

MARKET PRICE OF CLASS A COMMON STOCK
Market Information
Our Class A Common Stock has been traded on the New York Stock Exchange under the symbol “RNG” since September 27, 2013. On February 27, 2024, the last reported sale price for our Class A Common Stock was $32.40 per share.
Holders of Record
As of December 31, 2023, there were 15 stockholders of record. The number of record holders does not include beneficial holders who hold their shares in “street name,” meaning that the shares are held for their accounts by a broker or other nominee. Accordingly, we believe that the total number of beneficial holders is higher than the number of our stockholders of record.

DIVIDEND POLICY
We have never declared or paid, any cash dividends on our Class A Common Stock. We currently intend to retain all of our future earnings, if any, to finance our operations and do not anticipate paying any cash dividends on our Class A Common Stock in the foreseeable future. Any future determination as to the declaration and payment of dividends will be at the discretion of our board of directors and will depend on then-existing conditions, including our financial condition, operating results, contractual restrictions, capital requirements, business prospects, and other factors our board of directors may deem relevant.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES TO NON-U.S. HOLDERS OF OUR CLASS A COMMON STOCK
The following is a summary of the material U.S. federal income tax consequences to non-U.S. holders (as defined below) of the ownership and disposition of our Class A Common Stock sold by the selling stockholder or its permitted transferees pursuant to this prospectus supplement but does not purport to be a complete analysis of all the potential tax considerations relating thereto. This summary is based upon the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), U.S. Treasury regulations promulgated thereunder, administrative rulings and judicial decisions, all in effect as of the date hereof. These authorities may be changed, possibly retroactively, so as to result in U.S. federal income tax consequences different from those set forth below. We have not sought and will not seek any ruling from the Internal Revenue Service (the “IRS”), with respect to the statements made and the conclusions reached in the following summary, and there can be no assurance that the IRS will agree with such statements and conclusions.
This summary applies only to Class A Common Stock sold by the selling stockholder or its permitted transferees pursuant to this prospectus supplement. It does not address the tax consequences arising under the laws of any U.S. state or local jurisdiction or non-U.S. jurisdiction or under U.S. federal gift and estate tax laws, the potential application of the alternative minimum tax, the additional Medicare tax on net investment income or any other tax considerations applicable to an investor’s particular circumstances or to investors that may be subject to special tax rules, including, without limitation:
•banks, insurance companies or other financial institutions;
• tax-exempt organizations or governmental organizations;
•real estate investment trusts, regulated investment companies or grantor trusts;
•qualified foreign pension funds or other tax-qualified retirement plans;
• controlled foreign corporations, passive foreign investment companies and corporations that accumulate earnings to avoid U.S. federal income tax;
• brokers or dealers in securities or currencies;
• traders in securities that elect to use a mark-to-market method of accounting for their securities holdings;
• persons that own, or are deemed to own, more than 5% of our capital stock by vote or by value (except to the extent specifically set forth below);
• U.S. expatriates and former citizens or long-term residents of the United States;
• partnerships (or entities or arrangements classified as such for U.S. federal income tax purposes), other pass-through entities, and investors therein;
• persons who hold our Class A Common Stock as a position in a “hedge,” “straddle,” “conversion transaction” or other risk reduction transaction;
• persons who do not hold our Class A Common Stock as a capital asset within the meaning of Section 1221 of the Code (generally, property held for investment);
• persons deemed to sell our Class A Common Stock under the constructive sale provisions of the Code;
• persons subject to special tax accounting rules as a result of any item of gross income with respect to the Class A Common Stock being taken into account in an “applicable financial statement” (as defined in Section 451(b) of the Code);
• persons who hold or receive our Class A Common Stock pursuant to the exercise of options or otherwise as compensation; or

• persons that own, or are deemed to own, our Class B Common Stock.
In addition, if a partnership (or entity or arrangement classified as such for U.S. federal income tax purposes) holds our Class A Common Stock, the tax treatment of a partner generally will depend on the status of the partner and upon the activities of the partnership. Accordingly, partnerships that hold our Class A Common Stock, and partners in such partnerships, should consult their tax advisors regarding the tax consequences of the purchase, ownership and disposition of our Class A Common Stock.
This discussion is for informational purposes only and is not tax advice. You are urged to consult your tax advisor with respect to the application of the U.S. federal income tax laws to your particular situation, as well as any tax consequences of the purchase, ownership and disposition of our Class A Common Stock arising under the U.S. federal estate or gift tax laws or under the laws of any state, local, non-U.S. or other taxing jurisdiction or under any applicable tax treaty.
Non-U.S. Holder Defined
For purposes of this discussion, you are a non-U.S. holder if you are a beneficial owner of shares of our Class A Common Stock that, for U.S. federal income tax purposes, is not a partnership or:
•an individual who is a citizen or resident of the United States;
•a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) created or organized in the United States or under the laws of the United States or any political subdivision thereof, including the District of Columbia;
•an estate whose income is subject to U.S. federal income tax regardless of its source; or
•a trust (x) whose administration is subject to the primary supervision of a U.S. court and which has one or more U.S. persons who have the authority to control all substantial decisions of the trust or (y) which has made a valid election to be treated as a U.S. person for U.S. federal income tax purposes.
Distributions
We have not made any distributions on our Class A Common Stock, and we do not plan to make any distributions on our Class A Common Stock. However, if we do make distributions on our Class A Common Stock, those payments will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. To the extent those distributions exceed both our current and our accumulated earnings and profits, they will constitute a return of capital and will first reduce your basis in our Class A Common Stock, but not below zero, and then will be treated as gain from the sale of stock. Under applicable Treasury Regulations, we may withhold up to 30% of the gross amount of the entire distribution even if the amount constituting a dividend, as described above, is less than the gross amount. You may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.
Subject to the discussions below on effectively connected income, backup withholding and FATCA, any dividend paid to you generally will be subject to U.S. withholding tax either at a rate of 30% of the gross amount of the dividend or such lower rate as may be specified by an applicable income tax treaty between the United States and your country of residence. In order to receive a reduced treaty rate, you must provide us with an IRS Form W-8BEN, IRS Form W-8BEN-E or other appropriate version of IRS Form W-8 (or the applicable successor form), including a U.S. taxpayer identification number, if required, certifying qualification for the reduced rate. In addition, you will be required to update such forms and certifications from time to time as required by law. If you are eligible for a reduced rate of U.S. withholding tax pursuant to an income tax treaty, you may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. If you hold our Class A Common Stock through a financial institution or other agent acting on your behalf, you will be required to provide appropriate documentation to the agent, which may then be required to provide certification to the relevant paying agent, either directly or through other intermediaries.

Dividends received by you that are effectively connected with your conduct of a trade or business in the United States (and, if required by an applicable tax treaty, that are attributable to a permanent establishment or a fixed base maintained by you in the United States), are generally exempt from such withholding tax, subject to the discussions below on backup withholding and FATCA. In order to obtain this exemption, you must provide us with an IRS Form W-8ECI properly certifying such exemption. Such effectively connected dividends, although not subject to withholding tax, generally are taxed at the same graduated rates applicable to U.S. persons, net of certain deductions and credits. In addition, if you are a non-U.S. holder treated as a corporation for U.S. federal income tax purposes, dividends you receive that are effectively connected with your conduct of a trade or business in the United States may also be subject to a branch profits tax at a rate of 30% or such lower rate as may be specified by an applicable income tax treaty. You should consult your tax advisor regarding any applicable tax treaties that may provide for different rules.
Gain on Disposition of Our Class A Common Stock
Subject to discussions below regarding backup withholding, you generally will not be required to pay U.S. federal income tax on any gain realized upon the sale or other disposition of our Class A Common Stock unless:
•the gain is effectively connected with your conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, the gain is attributable to a permanent establishment or a fixed base maintained by you in the United States);
•you are an individual who is present in the United States for a period or periods aggregating 183 days or more during the calendar year in which the sale or disposition occurs and certain other conditions are met; or
•our Class A Common Stock constitutes a U.S. real property interest by reason of our status as a “United States real property holding corporation,” or USRPHC, for U.S. federal income tax purposes at any time within the shorter of the five year period preceding your disposition of, or your holding period for, our Class A Common Stock.
In general, a corporation is a USRPHC if the fair market value of its U.S. real property interests equals or exceeds 50% of the sum of the fair market value of its worldwide property interests and its other assets used or held for use in a trade or business (all as determined for U.S. federal income tax purposes). We believe that we are not currently and will not become a USRPHC, and the remainder of this discussion so assumes. However, because the determination of whether we are a USRPHC depends on the fair market value of our U.S. real property relative to the fair market value of our worldwide real property and other business assets, there can be no assurance that we will not become a USRPHC in the future. Even if we become a USRPHC, however, as long as our Class A Common Stock is “regularly traded on an established securities market” (within the meaning of Section 897(c)(3) of the Code), such Class A Common Stock will be treated as U.S. real property interests only if you actually or constructively hold more than 5% of such regularly traded Class A Common Stock at any time during the shorter of the five year period preceding your disposition of, or your holding period for, our Class A Common Stock.
If you are a non-U.S. holder described in the first bullet above, you will be required to pay U.S. federal income tax on the net gain derived from the sale under regular graduated U.S. federal income tax rates, and a corporate non-U.S. holder described in the first bullet above also may be subject to the branch profits tax at a 30% rate, or such lower rate as may be specified by an applicable income tax treaty. If you are an individual non-U.S. holder described in the second bullet above, you will be required to pay a flat 30% U.S. federal income tax (or such lower rate specified by an applicable income tax treaty) on the gain derived from the sale, which gain may be offset by U.S.-source capital losses for the year. You should consult your tax advisor regarding any applicable income tax or other treaties that may provide for different rules.
Backup Withholding and Information Reporting
Generally, we must report annually to the IRS the amount of dividends paid to you, your name and address, and the amount of tax withheld, if any. A similar report will be sent to you. Pursuant to applicable income tax treaties or other agreements, the IRS may make these reports available to tax authorities in your country of residence.

Payments of dividends on or of proceeds from the disposition of our Class A Common Stock made to you may be subject to additional information reporting and backup withholding at a current rate of 24% unless you establish an exemption, for example, by properly certifying your non-U.S. status on an IRS Form W-8BEN, IRS Form W-8BEN-E or another appropriate version of IRS Form W-8 (or an applicable successor form). Notwithstanding the foregoing, backup withholding and information reporting may apply if either we or our paying agent has actual knowledge, or reason to know, that you are a U.S. person.
Backup withholding is not an additional tax; rather, the U.S. federal income tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund or credit may generally be obtained from the IRS, provided that the required information is furnished to the IRS in a timely manner.
Foreign Account Tax Compliance Act (“FATCA”)
Sections 1471 through 1474 of the Code, and the Treasury Regulations and administrative guidance issued thereunder (“FATCA”), generally impose a U.S. federal withholding tax of 30% on dividends on and the gross proceeds from a disposition of our Class A Common Stock paid to a “foreign financial institution” (as defined in the Code) unless such institution enters into an agreement with the U.S. government to, among other things, withhold on certain payments and to collect and provide to the U.S. tax authorities substantial information regarding U.S. account holders of such institution (which includes certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with U.S. owners) or otherwise establishes an exemption. FATCA also generally imposes a U.S. federal withholding tax of 30% on dividends on and the gross proceeds from a disposition of our Class A Common Stock paid to a “non-financial foreign entity” (as specifically defined in the Code) unless such entity provides the withholding agent with either a certification that it does not have any substantial direct or indirect U.S. owners or provides information regarding direct and indirect U.S. owners of the entity or otherwise establishes an exemption.
The withholding provisions described above generally apply to payments of dividends on our Class A Common Stock. The Treasury Secretary has issued proposed regulations providing that the withholding provisions under FATCA do not apply with respect to the gross proceeds from a sale or other disposition of Class A Common Stock, which may be relied upon by taxpayers until final regulations are issued. An intergovernmental agreement between the United States and an applicable foreign country may modify the requirements described in this section. Under certain circumstances, a non-U.S. holder might be eligible for refunds or credits of such taxes. You should consult your tax advisors regarding the potential application of FATCA to your investment in, and ownership and disposition of, our Class A Common Stock.
Each prospective investor should consult its tax advisor regarding the particular U.S. federal, state and local and non-U.S. tax consequences of purchasing, holding and disposing of our Class A Common Stock, including the consequences of any proposed change in applicable laws.

SELLING STOCKHOLDER
The following table details the name of the selling stockholder, the number of shares of our Class A Common Stock beneficially owned by the selling stockholder, and the number of shares of our Class A Common Stock being offered by the selling stockholder for sale under this prospectus supplement. The percentage of shares of our common stock beneficially owned by the selling stockholder both prior to and following the offering of securities pursuant to this prospectus supplement, is based on 83,797,998 shares of our Class A Common Stock outstanding and 9,924,538 shares of our Class B Common Stock outstanding as of December 31, 2023 (after giving effect to the issuance of 254,731 shares of Class A Common Stock issued to the selling stockholder on February 28, 2024 in connection with our strategic partnership with Mitel).
Beneficial ownership for the purposes of the following table is determined in accordance with the rules and regulations of the SEC. Unless otherwise indicated in the footnotes below, each stockholder named in the following table possesses sole voting and investment power over the shares listed. The information does not necessarily indicate beneficial ownership for any other purpose.

	Shares Beneficially Owned Prior to the Offering				Shares of Class A Common Stock Being Offered(1)	Shares Beneficially Owned After the Offering(2)
	Class A		Class B			Class A		Class B
Name of Selling Stockholder	Shares	%	Shares	%		Shares	%	Shares	%
Mitel US Holdings, Inc. (3)	254,731	*	—	—	254,731	—	—	—	—
__________________
(*)Represents beneficial ownership of less than 1%.
(1)Represents the number of shares of Class A Common Stock being registered hereby on behalf of the selling stockholder.
(2)Assumes that the selling stockholder disposes of all the shares of Class A Common Stock being registered hereby and does not acquire beneficial ownership of any additional shares. The registration of these shares of Class A Common Stock does not necessarily mean that the selling stockholder will sell all or any portion of the shares of Class A Common Stock covered by this prospectus supplement.
(3)Mitel U.S. Holdings, Inc. is a wholly owned subsidiary of MLN US HoldCo LLC (“MLN HoldCo”). MLN US TopCo Inc. is the sole member of MLN HoldCo and a wholly owned subsidiary of Mitel Networks (International) Limited (“MNIL”). MNIL is a wholly owned subsidiary of MLN TopCo Ltd. (“MLN TopCo”). MLN TopCo is a wholly owned subsidiary of Searchlight II MLN, L.P (“Searchlight II”). Each of MLN HoldCo, MLN US TopCo Inc., MNIL, MLN TopCo and Searchlight II may be deemed to have beneficial ownership of the shares of Class A Common Stock held by Mitel U.S. Holdings, Inc. In addition to the shares being registered hereby on behalf of the selling stockholder, Searchlight II owns 200,000 shares of Series A Convertible Preferred Stock, which are convertible into 742,901 shares of Class A Common Stock at Searchlight II’s option. Searchlight II MLN GP, Ltd. (“MLN GP”) is the general partner of Searchlight II and each of Searchlight Capital II PV, L.P. (“PV LP”) and Searchlight Capital II, L.P. (“Capital II LP”) share voting and economic control over MLN GP. Searchlight Capital Partners II GP, L.P. (“GP LP”) is the general partner of both PV LP and Capital II LP and Searchlight Capital Partners II GP, LLC (“GP LLC”) is the general partner of GP LP. Three managers (the “Managers”) directly or indirectly control the investment and voting decisions of GP LLC by majority vote or consent, and thus, none of the Managers individually control the investment or voting decisions of the GP LLC. Each of PV LP, Capital II LP, GP LP and GP LLC may be deemed to have beneficial ownership of the shares of Class A Common Stock beneficially owned by Searchlight II. Mitel US Holdings, Inc. is a Delaware corporation whose address is 1146 North Alma School Rd., Mesa, Arizona, 85201.
Certain Relationships with Selling Stockholder
Strategic Partnership
On November 8, 2021, we entered into the Purchase and Sale Agreement with Mitel and Mitel Networks (International) Limited (as amended, the “Purchase Agreement”), and the Framework Agreement with Mitel and Mitel Networks, Inc. (as amended, the “Framework Agreement”), each effective as of November 9, 2021. The shares being offered by the selling stockholder were issued by us as additional consideration and commission under the terms and conditions of the Purchase Agreement and the Framework Agreement, respectively. The terms of our strategic partnership with Mitel are described in our Annual Report on Form 10-K for the year ended December 31, 2023, which is incorporated by reference herein.
Registration Rights Agreement
On November 8, 2021, we entered into the Registration Rights Agreement with Mitel, effective as of November 9, 2021 (the “Registration Rights Agreement”), pursuant to which we have agreed to register the sale by Mitel, its affiliates and permitted transferees, of Class A Common Stock issued to Mitel in connection with the strategic partnership described herein and any securities issued as a dividend, stock split, recapitalization or other distribution with respect to, in exchange for or in replacement of such shares, other than any securities which have previously been disposed of pursuant to an effective registration statement under the Securities Act or may be sold without restriction in compliance with Rule 144. We have agreed to use our reasonable best efforts to cause any such registration statement to become effective within certain time periods following the issuance of shares of Class A Common Stock under the Registration Rights Agreement, as described therein. A copy of the Registration Rights Agreement is filed as an exhibit to our Annual Report on Form 10-K for the year ended December 31, 2023, which is incorporated by reference herein.

PLAN OF DISTRIBUTION
The selling stockholder, which, as used herein, includes donees, pledgees, transferees, assignees, distributees or other successors-in-interest selling shares of our Class A Common Stock received after the date of this prospectus supplement from the selling stockholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell any or all of the shares of Class A Common Stock beneficially owned by them and offered hereby. We will not receive any of the proceeds from the sale by the selling stockholder of the shares of our Class A Common Stock.
The selling stockholder and any of its donees, pledgees, transferees, assignees, distributees or other successors-in-interest may, from time to time, sell any or all of their securities covered hereby on the principal trading market for the Class A Common Stock or any other stock exchange, market or trading facility on which the Class A Common Stock is traded or in private transactions. These sales may be at market prices prevailing at the time of sale, at prices related to such market prices, at varying prices determined at the time of sale, at fixed prices or at negotiated prices. A selling stockholder may use any one or more of the following methods when selling securities:
•ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
•block trades in which the broker-dealer will attempt to sell the common stock as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
•an exchange distribution in accordance with the rules of the applicable exchange;
•privately negotiated transactions;
•settlement of short sales;
•in transactions through broker-dealers that agree with the selling stockholder to sell a specified number of such common stock at a stipulated price per security;
•through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
•a combination of any such methods of sale; or
•any other method permitted pursuant to applicable law.
In addition, the selling stockholder may elect to make a pro rata in-kind distribution of shares of the Class A Common Stock to its stockholders pursuant to the registration statement of which this prospectus supplement forms a part by delivering a prospectus supplement. To the extent that such members, partners or stockholders are not affiliates of ours, such members, partners or stockholders would thereby receive freely tradeable shares of our Class A Common Stock pursuant to the distribution through a registration statement.
The selling stockholder may also sell securities under Rule 144 or any other exemption from registration under the Securities Act, if available, rather than under this prospectus supplement.
The selling stockholder also may transfer securities in other circumstances, in which case the transferees or other successors in interest will be the selling beneficial owners for purposes of this prospectus supplement.
Broker-dealers engaged by the selling stockholder may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholder (or, if any broker-dealer acts as agent for the purchaser of the Class A Common Stock, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus supplement, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with Financial Industry Regulatory Authority (“FINRA”) Rule 5110; and in the case of a principal transaction a markup or markdown in compliance with FINRA Rule 2121.

In connection with the sale of the Class A Common Stock or interests therein, the selling stockholder may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the Class A Common Stock in the course of hedging the positions they assume. The selling stockholder may also sell Class A Common Stock short and deliver these shares to close out its short positions, or loan or pledge the securities to broker-dealers that in turn may sell these shares. The selling stockholder may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus supplement, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus supplement (as supplemented or amended to reflect such transaction).
The selling stockholder and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.
We are required to pay certain fees and expenses incurred by us incident to the registration of the Class A Common Stock. In addition, subject to certain exceptions, we have agreed to indemnify the selling stockholder and certain other persons against certain liabilities in connection with any untrue statement or omission of material fact in filings incident to the registration of the Class A Common Stock pursuant to the Registration Rights Agreement or violations of applicable rules and regulations promulgated under the Securities Act, Exchange Act or state securities laws in connection with such registration, unless such liability arose from untrue statements or omissions furnished by the selling stockholder. The selling stockholder has agreed to indemnify us and certain other persons against any liabilities arising from any untrue statement or omission of material fact in filings incident to the registration of the Class A Common Stock pursuant to the Registration Rights Agreement or violations of applicable rules and regulations promulgated under the Securities Act, Exchange Act or state securities laws in connection with such registration, but only to the extent such untrue statement or omission is made in reliance upon and in conformity with information furnished to the Company by the selling stockholder.
The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.
Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the Class A Common Stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling stockholder will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the Class A Common Stock by the selling stockholder or any other person. We will make copies of this prospectus supplement and the accompanying prospectus available to the selling stockholder and have informed them of the need to deliver a copy of this prospectus supplement and the accompanying prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

LEGAL MATTERS
The validity of the shares of Class A Common Stock in respect of which this prospectus is being delivered will be passed upon for us by Wilson Sonsini Goodrich & Rosati, Professional Corporation, Palo Alto, California.
EXPERTS
The consolidated financial statements of RingCentral, Inc. as of December 31, 2023 and 2022, and for each of the years in the three-year period ended December 31, 2023, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2023 have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to this offering. This prospectus supplement, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement, its exhibits and schedules, portions of which have been omitted as permitted by the rules and regulations of the SEC, and the accompanying prospectus. For further information about us, we refer you to the registration statement and to its exhibits and schedules.
We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at www.ringcentral.com. Information accessible on or through our website is not a part of this prospectus supplement or the accompanying prospectus.

INCORPORATION BY REFERENCE
The rules of the SEC allow us to incorporate by reference information into this prospectus supplement. The information incorporated by reference is considered to be a part of this prospectus supplement, and information that we file later with the SEC will automatically update and supersede this information. This prospectus supplement incorporates by reference the documents listed below:
•our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on February 22, 2024;
•our Current Report on Form 8-K, filed with the SEC on January 3, 2024; and
•the description of our Class A Common Stock contained in our Registration Statement on Form 8-A (File No. 001-36089) filed with the SEC on September 24, 2013, pursuant to Section 12(b) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.
All reports and other documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this prospectus supplement and prior to the termination of this offering shall be deemed to be incorporated by reference in this prospectus supplement and to be part hereof from the date of filing of such reports and other documents.
Notwithstanding the foregoing, we are not incorporating by reference any documents, portions of documents, exhibits or other information that is deemed to have been furnished to, rather than filed with, the SEC.
Any statement contained in a document incorporated by reference into this prospectus supplement shall be deemed to be modified or superseded for the purposes of this prospectus supplement to the extent that a statement contained herein or in any subsequently filed document that is also incorporated by reference in this prospectus supplement modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.
We will provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus supplement is delivered, upon written or oral request of any such person, a copy of any or all of the documents that has been or may be incorporated by reference into this prospectus supplement, including exhibits which are specifically incorporated by reference into such documents, at no cost. Any such request may be made in writing or by telephoning our Investor Relations department at the following address or telephone number:
RingCentral Inc.
20 Davis Drive
Belmont, California 94002
Attn: Investor Relations
(650) 472-4100

PROSPECTUS
RingCentral, Inc.
Class A Common Stock
Preferred Stock
Debt Securities
Depositary Shares
Warrants
Subscription Rights
Purchase Contracts
Units
We may issue securities from time to time in one or more offerings, in amounts, at prices and on terms determined at the time of offering. This prospectus describes the general terms of these securities and the general manner in which these securities will be offered. We will provide the specific terms of these securities in supplements to this prospectus, which will also describe the specific manner in which these securities will be offered and may also supplement, update or amend information contained in this prospectus. You should read this prospectus and any applicable prospectus supplement before you invest.
In addition, selling securityholders to be named in a supplement to this prospectus may from time to time offer or sell shares of our Class A Common Stock. To the extent that any selling securityholders resell any of our securities, the selling securityholders may be required to provide you with this prospectus and a prospectus supplement identifying and containing specific information about the selling securityholders and the amount and terms of the securities being offered. Unless the applicable prospectus supplement provides otherwise, we will not receive any proceeds from the sale of our Class A Common Stock by the selling securityholders.
The securities may be sold directly to you, through agents or through underwriters and dealers. If agents, underwriters or dealers are used to sell the securities, we will name them and describe their compensation in a prospectus supplement. The price to the public of those securities and the net proceeds we expect to receive from that sale will also be set forth in a prospectus supplement.
Our Class A Common Stock, par value $0.0001 per share, is listed on the New York Stock Exchange, or the NYSE, under the symbol “RNG.” Each prospectus supplement will indicate whether the securities offered thereby will be listed on any securities exchange.
Investing in our securities involves risks. You should review carefully the risks and uncertainties described under the headings “Risk Factors” beginning on page 5 of this prospectus and “Item 1A – Risk Factors” of our most recent report on Form 10-K or 10-Q or under similar headings in any other document that is incorporated by reference in this prospectus before you invest in our securities.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is February 22, 2024.

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the SEC or the Commission, using an automatic “shelf” registration process as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended, or the Securities Act. Under this automatic shelf registration process, we or the selling securityholders may from time to time sell any combination of the securities described in this prospectus in one or more offerings. There is no limit on the aggregate amount of securities that we or the selling securityholders may offer pursuant to the registration statement of which this prospectus forms a part.
This prospectus provides you with a general description of the securities that may be offered. Each time we or the selling securityholders sell securities, we will provide one or more prospectus supplements that will contain specific information about the terms of the offering. The prospectus supplement may also add, update or change information contained in this prospectus. Before you invest in our securities, you should read both this prospectus and any applicable prospectus supplement together with the additional information described in the sections titled “Where You Can Find More Information” and “Incorporation by Reference.” This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents.
We have not authorized anyone to provide you with information that is different from that contained, or incorporated by reference, in this prospectus, any applicable prospectus supplement or in any related free writing prospectus. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus and any applicable prospectus supplement or any related free writing prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in the applicable prospectus supplement or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. You should assume that the information appearing in this prospectus, any prospectus supplement, the documents incorporated by reference and any related free writing prospectus is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed materially since those dates.
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PROSPECTUS SUMMARY
This summary highlights selected information that is presented in greater detail elsewhere, or incorporated by reference, in this prospectus. It does not contain all of the information that may be important to you and your investment decision. Before investing in our securities, you should carefully read this entire prospectus, including the matters set forth in the section titled “Risk Factors” and the financial statements and related notes and other information that we incorporate by reference herein, including our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q. Unless the context indicates otherwise, references in this prospectus to “RingCentral, Inc.,” “the Company,” “we,” “our” and “us” refer, collectively, to RingCentral, Inc., a Delaware corporation, and its subsidiaries taken as a whole.
Company Overview
We are a leading provider of AI-driven cloud business communications, contact center, video and hybrid event solutions. We believe that our innovative solutions enable smarter interactions among customers and employees, turning conversations into meaningful insights that drive better business outcomes.
Our cloud-based business solutions are designed to be easy to use, providing a global user identity across multiple locations and devices, including smartphones, tablets, PCs and desk phones. Our solutions can be deployed rapidly and configured and managed easily. Our cloud-based solutions are location and device independent and better suited to address the needs of modern mobile and global enterprise workforces than are legacy on-premises systems. Through our open platform, we enable third-party developers and customers to develop integrations and workflows using our robust set of Application Programming Interfaces and software developers’ kits.
For today’s mobile and highly distributed workforce, RingCentral empowers people to connect from anywhere on any device, across any mode of communication. This gives today’s workforce the ability to communicate more productively and seamlessly in ways that traditional on-premises systems do not support.
RingCentral offers a fully integrated business communications platform, which includes cloud private branch exchanges, cloud contact center, video meetings and webinars, and events. RingCentral is focused on embedding AI into our product portfolio, which we believe is a key product differentiator for the markets and customers we serve.
Our cloud communications and customer engagement solutions are based on our Message Video Phone (MVP) platform. This open platform enables seamless integration with third-party and custom software applications, helping improve business workflows, drive higher employee productivity and enhance better customer service. Our global delivery capabilities support the needs of multi-national enterprises in multiple countries.
Our multi-product portfolio includes:
•RingCentral MVP, an AI-driven Unified Communications as a Service platform, which includes team messaging, video meetings, business SMS and a cloud phone system;
•Contact Center as a Service, a set of cloud-based customer experience solutions that includes RingCentral Contact Center, and RingCX, a native omnichannel contact center with generative AI capabilities and conversation analytics launched in 2023;
•RingCentral Video, our branded video meeting solution with team messaging that enables smart video meetings, rooms solutions, and webinars;
•RingCentral Events, announced in November 2023 following the acquisition of Hopin Events and Session Platforms provides a robust set of features to host virtual, hybrid, and in-person events of all sizes and formats, spanning from single-session events to multi-day & multi-session conferences; and
•RingSense, announced in March 2023, is an AI platform for enhanced business communications and revenue intelligence that helps organizations unlock powerful insights from conversation data. RingSense for Sales, the first offering in this portfolio, analyzes interactions among salespeople and their prospects to surface key insights and performance measures, helping increase sales efficiency.

We primarily generate revenues from the sale of subscriptions to our offerings. Our subscription plans have monthly, annual, or multi-year contractual terms. We believe that this flexibility in contract duration is important to meet the different needs of our customers. For the years ended December 31, 2023 and 2022, subscriptions revenues accounted for 90% or more of our total revenues. The remainder of our revenues has historically been primarily comprised of product revenues from the sale of pre-configured phones and professional services. We do not develop or manufacture physical phones and offer them as a convenience to our customers. We rely on third-party providers to develop and manufacture these devices and fulfillment partners to successfully serve our customers.
We continue to support our direct inside sales force while also developing indirect sales channels to market our brand and our subscription offerings. Our indirect sales channels who sell our solutions consist of:
•Regional and global network of resellers and distributors;
•Strategic partners who market and sell our MVP or other solutions, including co-branded solutions. Such partnerships include Alcatel-Lucent Enterprise, Amazon Web Services, Atos SE, Avaya LLC, and Mitel US Holdings, Inc.; and
•Global Service Providers including AT&T, TELUS Communications Company, BT Group plc, Vodafone Group Services Limited, Deutsche Telekom, Optus Networks Pty Ltd in Australia, 1&1 Versatel and Ecotel in Germany, MCM in Mexico, Frontier, Charter Communications and others.
Corporate Information
We were incorporated in California in February 1999, and we reincorporated in Delaware in September 2013. Our principal executive offices are located at 20 Davis Drive, Belmont, California 94002 and the telephone number at that address is (650) 472-4100. Information contained on, or that can be accessed through, our website does not constitute a part of this prospectus and is not incorporated by reference herein or therein. We have included our website address in this prospectus solely for informational purposes and you should not consider any information contained on, or that can be accessed through, our website as part of this prospectus or in deciding whether to purchase our securities.
“RingCentral” and other of our trademarks appearing in this prospectus are our property. This prospectus also contains trade names and trademarks of other companies. We do not intend our use or display of other companies’ trade names or trademarks to imply an endorsement or sponsorship of us by such companies, or any relationship with any of these companies.
The Securities That May Be Offered
We may offer or sell Class A Common Stock, preferred stock, depositary shares, debt securities, warrants, subscription rights, purchase contracts and units in one or more offerings and in any combination, and the selling securityholders to be named in a supplement to this prospectus may from time to time offer and sell shares of our Class A Common Stock. Each time securities are offered with this prospectus, we will provide a prospectus supplement that will describe the specific amounts, prices and terms of the securities being offered and the net proceeds we expect to receive from that sale. Unless the applicable prospectus supplement provides otherwise, we will not receive any proceeds from the sale of our Class A Common Stock by the selling securityholders.
The securities may be sold to or through underwriters, dealers or agents or directly to purchasers or as otherwise set forth in the section titled “Plan of Distribution.” Each prospectus supplement will set forth the names of any underwriters, dealers, agents or other entities involved in the sale of securities described in that prospectus supplement and any applicable fee, commission or discount arrangements with them.
Class A Common Stock
We or the selling securityholders may offer shares of our Class A Common Stock, par value $0.0001 per share, either alone or underlying other registered securities convertible into our Class A Common Stock. Holders of our Class A Common Stock are entitled to receive dividends declared by our board of directors out of funds legally available for the payment of dividends, subject to rights, if any, of preferred stockholders. We have not paid dividends in the past and have no current plans to pay dividends. Each holder of Class A Common Stock is entitled to one vote per share. The holders of Class A Common Stock have no preemptive rights.
Preferred Stock
Our board of directors has the authority, subject to limitations prescribed by Delaware law, to issue preferred stock in one or more series, to establish from time to time the number of shares to be included in each series, and to fix the designation, powers, preferences and rights of the shares of each series and any of its qualifications, limitations or restrictions, in each case without further vote or action by our stockholders. Each series of preferred stock offered by us will be more fully described in the particular prospectus supplement that will accompany this prospectus, including redemption provisions, rights in the event of our liquidation, dissolution or winding up, voting rights and rights to convert into Class A Common Stock.
Depositary Shares
We may offer depositary shares evidenced by depositary receipts, with each depositary share representing a fractional interest in a share of a particular series of preferred stock issued and deposited with a depositary to be designated by us. Each series of depositary shares or depositary receipts offered by us will be more fully described in the particular prospectus supplement that will accompany this prospectus, including redemption provisions, rights in the event of our liquidation, dissolution or winding up, voting rights and rights to convert into Class A Common Stock.
Debt Securities
We may offer secured or unsecured obligations in the form of one or more series of senior or subordinated debt. The senior debt securities and the subordinated debt securities are together referred to in this prospectus as the “debt securities.” The subordinated debt securities generally will be entitled to payment only after payment of our senior debt. Senior debt generally includes all debt for money borrowed by us, except debt that is stated in the instrument governing the terms of that debt to be not senior to, or to have the same rank in right of payment as, or to be expressly junior to, the subordinated debt securities. We may offer debt securities that are convertible into shares of our Class A Common Stock or other securities.
The debt securities will be issued under an indenture between us and a trustee to be identified in an accompanying prospectus supplement. We have summarized the general features of the debt securities to be governed by the indenture in this prospectus and the form of indenture has been filed as an exhibit to the registration statement of which this prospectus forms a part. We encourage you to read the indenture.
Warrants
We may offer warrants for the purchase of Class A Common Stock, preferred stock, debt securities or depositary shares. We may offer warrants independently or together with other securities.
Subscription Rights
We may offer subscription rights to purchase our Class A Common Stock, preferred stock, debt securities, depositary shares, warrants or units consisting of some or all of these securities. These subscription rights may be offered independently or together with any other security offered hereby and may or may not be transferable by the stockholder receiving the subscription rights in such offering.
Purchase Contracts
We may offer purchase contracts, including contracts obligating holders or us to purchase from the other a specific or variable number of securities at a future date or dates.

Units
We may offer units comprised of one or more of the other classes of securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit.
Selling Securityholders
Selling securityholders are persons or entities that, directly or indirectly, have acquired or will from time to time acquire from us, our securities. Information about selling securityholders, if any, will be set forth in a prospectus supplement. See “Selling Securityholders” in this prospectus.
Use of Proceeds
We intend to use any net proceeds we receive from the sale of securities by us as set forth in the applicable prospectus supplement. Unless the applicable prospectus supplement provides otherwise, we will not receive any proceeds from the sale of securities by the selling securityholders.
New York Stock Exchange Listing
Our Class A Common Stock is listed on the New York Stock Exchange, or NYSE, under the symbol “RNG.” The applicable prospectus supplement will contain information, where applicable, as to other listings, if any, on the NYSE or any other securities market or other exchange of the securities covered by the applicable prospectus supplement.

RISK FACTORS
An investment in our securities involves a high degree of risk. The prospectus supplement applicable to each offering of our securities will contain a discussion of the risks applicable to an investment in our securities. Prior to making a decision about investing in our securities, you should carefully consider the specific risk factors discussed in the section of the applicable prospectus supplement titled “Risk Factors,” together with all of the other information contained or incorporated by reference in the prospectus supplement or appearing or incorporated by reference in this prospectus. You should also consider the risks, uncertainties and assumptions discussed under “Part I—Item 1A—Risk Factors” of our most recent Annual Report on Form 10-K and in “Part II—Item 1A—Risk Factors” in our most recent Quarterly Report on Form 10-Q filed subsequent to such Form 10-K that are incorporated herein by reference, as may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations.

FORWARD-LOOKING STATEMENTS
This prospectus, each prospectus supplement and the information incorporated by reference in this prospectus and each prospectus supplement contain certain statements that constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “could,” “would,” “project,” “plan,” “potentially,” “likely,” and similar expressions and variations thereof are intended to identify forward-looking statements, but are not the exclusive means of identifying such statements. Those statements appear in this prospectus, any accompanying prospectus supplement and the documents incorporated herein and therein by reference, particularly in the sections titled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and include statements regarding the intent, belief or current expectations of our management that are subject to known and unknown risks, uncertainties and assumptions.
We have based these forward-looking statements largely on our current expectations and projections about our business, the industry in which we operate and financial trends that we believe may affect our business, financial condition, results of operations and prospects, and these forward-looking statements are not guarantees of future performance or development. Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not rely upon forward-looking statements as predictions of future events. The events and circumstances reflected in the forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. Except as required by applicable law, including the securities laws of the United States and the rules and regulations of the SEC, we do not plan to publicly update or revise any forward-looking statements contained herein after we distribute this prospectus, whether as a result of any new information, future events or otherwise.
In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus, and although we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted a thorough inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements.
Factors that could cause or contribute to such differences include, but are not limited to, those identified below, and those discussed in the section titled “Risk Factors” of any Annual Report on Form 10-K and any Quarterly Report on Form 10-Q incorporated by reference in this prospectus and in the section of any related prospectus supplement titled “Risk Factors.”
This prospectus and the documents incorporated by reference in this prospectus may contain market data that we obtain from industry sources. These sources do not guarantee the accuracy or completeness of the information. Although we believe that our industry sources are reliable, we do not independently verify the information. The market data may include projections that are based on a number of other projections. While we believe these assumptions to be reasonable and sound as of the date of this prospectus, actual results may differ from the projections.

USE OF PROCEEDS
We will retain broad discretion over the use of the net proceeds to us from the sale of our securities under this prospectus. Unless otherwise provided in the applicable prospectus supplement, we currently expect to use the net proceeds that we receive from this offering for working capital and other general corporate purposes. We may also use a portion of the net proceeds to acquire, license or invest in complementary products, technologies or businesses; however, we currently have no agreements or commitments to complete any such transaction. The expected use of net proceeds of this offering represents our current intentions based on our present plans and business conditions. We cannot specify with certainty all of the particular uses for the net proceeds to be received upon the closing of this offering. Pending these uses, we may invest the net proceeds of this offering in short- and intermediate-term, interest-bearing obligations, investment-grade instruments, certificates of deposit or direct or guaranteed obligations of the U.S. government.
Unless the applicable prospectus supplement provides otherwise, we will not receive any of the proceeds from the sale of our securities by the selling securityholders.

SELLING SECURITYHOLDERS
This prospectus also relates to the possible resale by certain of our stockholders, who we refer to in this prospectus as the “selling securityholders,” of shares of our Class A Common Stock that were issued and outstanding prior to the original date of filing of the registration statement of which this prospectus forms a part. Information about any selling securityholders, where applicable, including their identities and the number of shares of Class A Common Stock to be registered on their behalf, will be set forth in a prospectus supplement, in a post-effective amendment, or in filings we make with the SEC under the Exchange Act that are incorporated by reference. The selling securityholders shall not sell any shares of our Class A Common Stock pursuant to this prospectus until we have identified such selling securityholders and the shares being offered for resale by such selling securityholders. However, the selling securityholders may sell or transfer all or a portion of their shares of our Class A Common Stock pursuant to any available exemption from the registration requirements of the Securities Act.

DESCRIPTION OF CAPITAL STOCK
The description of our capital stock is incorporated by reference to Exhibit 4.7 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the SEC on February 22, 2024.

DESCRIPTION OF DEBT SECURITIES
The following description, together with the additional information we include in any applicable prospectus supplement, summarizes certain general terms and provisions of the debt securities that we may offer under this prospectus. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a supplement to this prospectus. We will also indicate in the supplement to what extent the general terms and provisions described in this prospectus apply to a particular series of debt securities.
We may offer debt securities either separately or together with, or upon the conversion or exercise of or in exchange for, other securities described in this prospectus. Debt securities may be our senior, senior subordinated or subordinated obligations and, unless otherwise specified in a supplement to this prospectus, the debt securities will be our direct, unsecured obligations and may be issued in one or more series.
The debt securities will be issued under an indenture between us and a trustee to be identified in an accompanying prospectus supplement. We have summarized material provisions of the debt securities and select portions of the indenture below. The indenture will be qualified under the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act. The summary is not complete and is subject to, and qualified in its entirety by reference to, all of the provisions of the indenture applicable to a particular series of debt securities. The form of the indenture has been filed as an exhibit to the registration statement of which this prospectus forms a part and you should read the indenture for provisions that may be important to you. Supplemental indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC, as applicable. Capitalized terms used in the summary and not defined herein have the meanings specified in the indenture. Unless the context requires otherwise, whenever we refer to an indenture, we also are referring to any supplemental indentures or forms of debt securities that specify the terms of a particular series of debt securities.
General
The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors and set forth or determined in the manner provided in a resolution of our board of directors, in an officer’s certificate or by a supplemental indenture. The particular terms of each series of debt securities will be described in a prospectus supplement relating to such series (including any pricing supplement or term sheet).
We can issue an unlimited amount of debt securities under the indenture that may be in one or more series with the same or various maturities, at par, at a premium, or at a discount. We will set forth in a prospectus supplement (including any pricing supplement or term sheet) relating to any series of debt securities being offered the aggregate principal amount and the terms of the debt securities, including, if applicable:
•the title and ranking of the debt securities (including the terms of any subordination provisions);
•the price or prices (expressed as a percentage of the principal amount) at which we will sell the debt securities, including the portion of the principal amount of such debt securities that is convertible into another security or the method by which any such portion will be determined, which may be sold at a discount below their stated principal amount;
•any limit upon the aggregate principal amount of the debt securities;
•the date or dates on which the principal of the securities of the series is payable;
•the rate or rates (which may be fixed or variable) per annum or the method used to determine the rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the debt securities will bear interest, the date or dates from which interest will accrue, the date or dates on which interest will commence and be payable and any regular record date for the interest payable on any interest payment date;
•the right, if any, to defer payments of interest and the maximum length of such deferral period;

•the place or places where principal of, and interest, if any, on the debt securities will be payable (and the method of such payment), where the securities of such series may be surrendered for registration of transfer or exchange, and where notices and demands to us in respect of the debt securities may be delivered;
•the period or periods within which, the price or prices at which, and the terms and conditions upon which, we may redeem the debt securities, in whole or in part, at our option, and the manner in which any election by us to redeem the debt securities will be evidenced;
•any obligation we have to repurchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities and the period or periods within which, the price or prices at which and the terms and conditions upon which securities of the series shall be repurchased, in whole or in part, pursuant to such obligation;
•the provisions, if any, relating to conversion or exchange of any debt securities of such series into our common stock or other securities and the terms and conditions upon which such debt securities will be so convertible or exchangeable, including the conversion or exchange price, as applicable, or how it will be calculated and may be adjusted, any mandatory or optional (at our option or the holders’ option) conversion or exchange features, the applicable conversion or exchange period and the manner of settlement for any conversion or exchange;
•the denominations in which the debt securities will be issued, if other than denominations of $1,000, and any integral multiple thereof;
•whether the debt securities will be issued in the form of certificated debt securities or global debt securities (including the terms pertaining to the exchange of any such securities);
•the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;
•the designation of the currency, currencies or currency units in which payment of principal of, premium and interest on the debt securities will be made and, if other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined;
•the manner in which the amounts of payment of principal or premium or interest, if any, on the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies or by reference to a commodity, commodity index, stock exchange index or financial index;
•any provisions relating to any security provided for the debt securities;
•any addition to, deletion of, or change in the covenants or Events of Default described in this prospectus or in the indenture with respect to the debt securities and any change in the acceleration provisions described in this prospectus or in the indenture with respect to the debt securities;
•any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities;
•if there is more than one trustee or a different trustee, the identity of the trustee and, if not the trustee, the identity of each security registrar, paying agent or authenticating agent with respect to such debt securities;
•any other terms of the debt securities, which may supplement, modify or delete any provision of the indenture as it applies to that series, including any terms that may be required under applicable law or regulations or advisable in connection with the marketing of the securities; and
•whether any of our direct or indirect subsidiaries will guarantee the debt securities of that series, including the terms of subordination, if any, of such guarantees.

We may offer debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.
If we denominate the purchase price of any of the debt securities in a foreign currency or currencies or a foreign currency unit or units, or if the principal of and any premium and interest on any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will provide you with information on the restrictions, elections, general tax considerations, specific terms and other information with respect to that issue of debt securities and such foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.
Transfer and Exchange
Each debt security will be represented by either one or more global securities registered in the name of a clearing agency registered under the Exchange Act, which we refer to as the depositary, or a nominee of the depositary (we will refer to any debt security represented by a global debt security as a “book-entry debt security”), or a certificate issued in definitive registered form (we will refer to any debt security represented by a certificated security as a “certificated debt security”) as set forth in the applicable prospectus supplement. Except as set forth in the section titled “Global Debt Securities and Book-Entry System,” book-entry debt securities will not be issuable in certificated form.
Certificated Debt Securities
You may transfer or exchange certificated debt securities at any office we maintain for this purpose in accordance with the terms of the indenture. No service charge will be made for any transfer or exchange of certificated debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange.
You may effect the transfer of certificated debt securities and the right to receive the principal of, premium and interest on certificated debt securities only by surrendering the certificate representing those certificated debt securities and either reissuance by us or the trustee of the certificate to the new holder or the issuance by us or the trustee of a new certificate to the new holder.
Global Debt Securities and Book-Entry System
Each global debt security representing book-entry debt securities will be deposited with, or on behalf of, the depositary, and registered in the name of the depositary or a nominee of the depositary.
Covenants
We will set forth in the applicable prospectus supplement any restrictive covenants applicable to any issue or series of debt securities.
No Protection in the Event of a Change of Control
Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions which may provide holders of the debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control) which could adversely affect holders of debt securities.

Consolidation, Merger and Sale of Assets
We may not consolidate with or merge with or into, or convey, transfer or lease all or substantially all of our properties and assets to any person, which we refer to as a successor person, unless:
•we are the surviving corporation or the successor person (if other than us) is a corporation organized and validly existing under the laws of any U.S. domestic jurisdiction and expressly assumes our obligations on the debt securities and under the indenture; and
•immediately after giving effect to the transaction, no Default or Event of Default, shall have occurred and be continuing.
Notwithstanding the above, any of our subsidiaries may consolidate with, merge into or transfer all or part of its properties to us.
Events of Default
“Event of Default” means with respect to any series of debt securities, any of the following:
•default in the payment of any interest upon any debt security of that series when it becomes due and payable, and continuance of such default for a period of 30 days (unless the entire amount of the payment is deposited by us with the trustee or with a paying agent prior to the expiration of the 30-day period);
•default in the payment of principal of any security of that series at its maturity;
•default in the performance or breach of any other covenant or warranty by us in the indenture (other than a covenant or warranty that has been included in the indenture solely for the benefit of a series of debt securities other than that series), which default continues uncured for a period of 60 days after we receive written notice from the trustee, or we and the trustee receive written notice from the holders of not less than 25% in principal amount of the outstanding debt securities of that series as provided in the indenture;
•certain voluntary or involuntary events of bankruptcy, insolvency or reorganization of us; and
•any other Event of Default provided with respect to debt securities of that series that is described in the applicable prospectus supplement.
No Event of Default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an Event of Default with respect to any other series of debt securities. The occurrence of certain Events of Default or an acceleration under the indenture may constitute an event of default under certain indebtedness of ours or our subsidiaries outstanding from time to time.
We will provide the trustee written notice of any Default or Event of Default within 30 days of becoming aware of the occurrence of such Default or Event of Default, which notice will describe in reasonable detail the status of such Default or Event of Default and what action we are taking or propose to take in respect thereof.
If an Event of Default with respect to debt securities of any series at the time outstanding occurs and is continuing (except an Event of Default resulting from certain events of bankruptcy, insolvency, or reorganization as described below), then the trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of that series may, by a notice in writing to us (and to the trustee if given by the holders), declare to be due and payable immediately the principal of (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) and accrued and unpaid interest, if any, on all debt securities of that series. In the case of an Event of Default resulting from certain events of bankruptcy, insolvency or reorganization, the principal (or such specified amount) of and accrued and unpaid interest, if any, on all outstanding debt securities will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of outstanding debt securities. At any time after a declaration of acceleration with respect to debt securities of any series has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in principal amount of the outstanding debt securities of that series may rescind and annul the acceleration if all Events of Default, other than the non-payment of accelerated principal and interest, if any, with respect to debt securities of that series, have been cured or waived as provided in the indenture. We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an Event of Default.
The indenture will provide that the trustee may refuse to perform any duty or exercise any of its rights or powers under the indenture unless the trustee receives indemnity satisfactory to it against any cost, liability or expense which might be incurred by it in performing such duty or exercising such right or power. Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series.
No holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:
•that holder has previously given to the trustee written notice of a continuing Event of Default with respect to debt securities of that series; and
•the holders of not less than 25% in principal amount of the outstanding debt securities of that series have made written request, and offered indemnity or security satisfactory to the trustee, to the trustee to institute the proceeding as trustee, and the trustee has not received from the holders of not less than a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with that request and has failed to institute the proceeding within 60 days.
Notwithstanding any other provision in the indenture, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of, premium and any interest on that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment.
The indenture requires us, within 120 days after the end of our fiscal year, to furnish to the trustee a statement as to compliance with the indenture. If a Default or Event of Default occurs and is continuing with respect to the securities of any series and if it is known to a responsible officer of the trustee, the trustee shall send to each securityholder of the securities of that series notice of a Default or Event of Default within 90 days after it occurs or, if later, after a responsible officer of the trustee has knowledge of such Default or Event of Default. The indenture will provide that the trustee may withhold notice to the holders of debt securities of any series of any Default or Event of Default (except in payment on any debt securities of that series) with respect to debt securities of that series if the trustee determines in good faith that withholding notice is in the interest of the holders of those debt securities.
Modification and Waiver
We and the trustee may modify, amend or supplement the indenture or the debt securities of any series without the consent of any holder of any debt security:
•to cure any ambiguity, defect or inconsistency;
•to comply with covenants in the indenture described in the section titled “Consolidation, Merger and Sale of Assets”;
•to provide for uncertificated securities in addition to or in place of certificated securities;
•to add guarantees with respect to debt securities of any series or secure debt securities of any series;
•to surrender any of our rights or powers under the indenture;
•to add covenants or events of default for the benefit of the holders of debt securities of any series;

•to comply with the applicable procedures of the applicable depositary;
•to make any change that does not adversely affect the rights of any holder of debt securities;
•to provide for the issuance of, and establish the form and terms and conditions of debt securities of, any series as permitted by the indenture;
•to effect the appointment of a successor trustee with respect to the debt securities of any series and to add to or change any of the provisions of the indenture to provide for or facilitate administration by more than one trustee; or
•to comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act.
We may also modify and amend the indenture with the consent of the holders of at least a majority in principal amount of the outstanding debt securities of each series affected by the modifications or amendments. We may not make any modification or amendment without the consent of the holders of each affected debt security then outstanding if that amendment will:
•reduce the amount of debt securities whose holders must consent to an amendment, supplement or waiver;
•reduce the rate of or extend the time for payment of interest (including default interest) on any debt security;
•reduce the principal of, or premium on, or change the fixed maturity of any debt security, or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation with respect to any series of debt securities;
•reduce the principal amount of discount securities payable upon acceleration of maturity;
•waive a default in the payment of the principal of, premium or interest on any debt security (except a rescission of acceleration of the debt securities of any series by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of that series and a waiver of the payment default that resulted from such acceleration);
•make the principal of or premium or interest on any debt security payable in currency other than that stated in the debt security;
•make any change to certain provisions of the indenture relating to, among other things, the right of holders of debt securities to receive payment of the principal of, premium and interest on those debt securities and to institute suit for the enforcement of any such payment and to waivers or amendments; or
•waive a redemption payment with respect to any debt security.
Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all debt securities of that series waive our compliance with provisions of the indenture. The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all the debt securities of such series waive any past default under the indenture with respect to that series and its consequences, except a default in the payment of the principal of, premium or any interest on any debt security of that series; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration.

Defeasance of Debt Securities and Certain Covenants in Certain Circumstances
Legal Defeasance
The indenture will provide that, unless otherwise provided by the terms of the applicable series of debt securities, we may be discharged from any and all obligations in respect of the debt securities of any series (subject to certain exceptions). We will be so discharged upon the irrevocable deposit with the trustee, in trust, of money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money or U.S. government obligations in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities.
This discharge may occur only if, among other things, we have delivered to the trustee an opinion of counsel stating that we have received from, or there has been published by, the United States Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred.
Defeasance of Certain Covenants
The indenture will provide that, unless otherwise provided by the terms of the applicable series of debt securities, upon compliance with certain conditions:
•we may omit to comply with the covenant described in the section titled “Consolidation, Merger and Sale of Assets” and certain other covenants set forth in the indenture, as well as any additional covenants which may be set forth in the applicable prospectus supplement; and
•any omission to comply with those covenants will not constitute a Default or an Event of Default with respect to the debt securities of that series.
We refer to this as covenant defeasance. The conditions include:
•depositing with the trustee money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal of, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities;
•such deposit will not result in a breach or violation of, or constitute a default under the indenture or any other agreement to which we are a party;
•no Default or Event of Default with respect to the applicable series of debt securities shall have occurred or is continuing on the date of such deposit; and
•delivering to the trustee an opinion of counsel to the effect that we have received from, or there has been published by, the United States Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit and related covenant defeasance and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit and related covenant defeasance had not occurred.
No Personal Liability of Directors, Officers, Employees or Stockholders
None of our past, present or future directors, officers, employees or stockholders, as such, will have any liability for any of our obligations under the debt securities or the indenture or for any claim based on, or in respect or by reason of, such obligations or their creation. By accepting a debt security, each holder waives and releases all such liability. This waiver and release is part of the consideration for the issue of the debt securities. However, this waiver and release may not be effective to waive liabilities under U.S. federal securities laws, and it is the view of the SEC that such a waiver is against public policy.
Governing Law
The indenture and the debt securities, including any claim or controversy arising out of or relating to the indenture or the securities, will be governed by the laws of the State of New York.
The indenture will provide that we, the trustee and the holders of the debt securities (by their acceptance of the debt securities) irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to the indenture, the debt securities or the transactions contemplated thereby.
The indenture will provide that any legal suit, action or proceeding arising out of or based upon the indenture or the transactions contemplated thereby may be instituted in the federal courts of the United States of America located in the City of New York or the courts of the State of New York in each case located in the City of New York, and we, the trustee and the holder of the debt securities (by their acceptance of the debt securities) irrevocably submit to the non-exclusive jurisdiction of such courts in any such suit, action or proceeding. The indenture will further provide that service of any process, summons, notice or document by mail (to the extent allowed under any applicable statute or rule of court) to such party’s address set forth in the indenture will be effective service of process for any suit, action or other proceeding brought in any such court. The indenture will further provide that we, the trustee and the holders of the debt securities (by their acceptance of the debt securities) irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the courts specified above and irrevocably and unconditionally waive and agree not to plead or claim any such suit, action or other proceeding has been brought in an inconvenient forum.

DESCRIPTION OF DEPOSITARY SHARES
General
We may offer depositary shares representing a fractional interest in a share of a particular series of preferred stock. Unless otherwise provided in the prospectus supplement, each owner of a depositary share will be entitled, in proportion to the applicable fractional interest in a share of preferred stock represented by the depositary share, to all the rights and preferences of the preferred stock represented by the depositary share. Those rights include dividend, voting, redemption, conversion and liquidation rights.
The shares of preferred stock underlying the depositary shares will be deposited with a bank or trust company selected by us to act as depositary under a deposit agreement between us, the depositary and the holders of the depositary receipts. The depositary will be the transfer agent, registrar and dividend disbursing agent for the depositary shares.
The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Holders of depositary receipts agree to be bound by the deposit agreement, which requires holders to take certain actions such as filing proof of residence and paying certain charges.
The summary of terms of the depositary shares contained in this prospectus is not complete. You should refer to the form of the deposit agreement, our second amended and restated certificate of incorporation and the certificate of designation for the applicable series of preferred stock that are, or will be, filed with the SEC.
Dividends and Other Distributions
The depositary will distribute all cash dividends or other cash distributions, if any, received in respect of the preferred stock underlying the depositary shares to the record holders of depositary shares in proportion to the numbers of depositary shares owned by those holders on the relevant record date. The relevant record date for depositary shares will be the same date as the record date for the underlying preferred stock.
If there is a distribution other than in cash, the depositary will distribute property (including securities) received by it to the record holders of depositary shares, unless the depositary determines that it is not feasible to make the distribution. If this occurs, the depositary may, with our approval, adopt another method for the distribution, including selling the property and distributing the net proceeds from the sale to the holders.
Liquidation Preference
If a series of preferred stock underlying the depositary shares has a liquidation preference, in the event of the voluntary or involuntary liquidation, dissolution or winding up of us, holders of depositary shares will be entitled to receive the fraction of the liquidation preference accorded each share of the applicable series of preferred stock, as set forth in the applicable prospectus supplement.
Withdrawal of Stock
Unless the related depositary shares have been previously called for redemption, upon surrender of the depositary receipts at the office of the depositary, the holder of the depositary shares will be entitled to delivery, at the office of the depositary to or upon his or her order, of the number of whole shares of the preferred stock and any money or other property represented by the depositary shares. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole shares of preferred stock to be withdrawn, the depositary will deliver to the holder at the same time a new depositary receipt evidencing the excess number of depositary shares. In no event will the depositary deliver fractional shares of preferred stock upon surrender of depositary receipts. Holders of preferred stock thus withdrawn may not thereafter deposit those shares under the deposit agreement or receive depositary receipts evidencing depositary shares therefor.

Redemption of Depositary Shares
Whenever we redeem shares of preferred stock held by the depositary, the depositary will redeem as of the same redemption date the number of depositary shares representing shares of the preferred stock so redeemed, so long as we have paid in full to the depositary the redemption price of the preferred stock to be redeemed plus an amount equal to any accumulated and unpaid dividends on the preferred stock to the date fixed for redemption. The redemption price per depositary share will be equal to the redemption price and any other amounts per share payable on the preferred stock multiplied by the fraction of a share of preferred stock represented by one depositary share. If less than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or pro rata or by any other equitable method as may be determined by the depositary.
After the date fixed for redemption, depositary shares called for redemption will no longer be deemed to be outstanding and all rights of the holders of depositary shares will cease, except the right to receive the monies payable upon redemption and any money or other property to which the holders of the depositary shares were entitled upon redemption upon surrender to the depositary of the depositary receipts evidencing the depositary shares.
Voting the Preferred Stock
Upon receipt of notice of any meeting at which the holders of the preferred stock are entitled to vote, the depositary will mail the information contained in the notice of meeting to the record holders of the depositary receipts relating to that preferred stock. The record date for the depositary receipts relating to the preferred stock will be the same date as the record date for the preferred stock. Each record holder of the depositary shares on the record date will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the number of shares of preferred stock represented by that holder’s depositary shares. The depositary will endeavor, insofar as practicable, to vote the number of shares of preferred stock represented by the depositary shares in accordance with those instructions, and we will agree to take all action that may be deemed necessary by the depositary in order to enable the depositary to do so. The depositary will not vote any shares of preferred stock except to the extent that it receives specific instructions from the holders of depositary shares representing that number of shares of preferred stock.
Charges of the Depositary
We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay charges of the depositary in connection with the initial deposit of the preferred stock and any redemption of the preferred stock. Holders of depositary receipts will pay transfer, income and other taxes and governmental charges and such other charges (including those in connection with the receipt and distribution of dividends, the sale or exercise of rights, the withdrawal of the preferred stock and the transferring, splitting or grouping of depositary receipts) as are expressly provided in the deposit agreement to be for their accounts. If these charges have not been paid by the holders of depositary receipts, the depositary may refuse to transfer depositary shares, withhold dividends and distributions and sell the depositary shares evidenced by the depositary receipt.
Amendment and Termination of the Deposit Agreement
The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may be amended by agreement between us and the depositary. However, any amendment that materially and adversely alters the rights of the holders of depositary shares, other than fee changes, will not be effective unless the amendment has been approved by the holders of a majority of the outstanding depositary shares. The deposit agreement may be terminated by the depositary or us only if:
•all outstanding depositary shares have been redeemed; or
•there has been a final distribution of the preferred stock in connection with our dissolution and such distribution has been made to all the holders of depositary shares.

Resignation and Removal of Depositary
The depositary may resign at any time by delivering to us notice of its election to do so, and we may remove the depositary at any time. Any resignation or removal of the depositary will take effect upon our appointment of a successor depositary and its acceptance of such appointment. The successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having the requisite combined capital and surplus as set forth in the applicable agreement.
Notices
The depositary will forward to holders of depositary receipts all notices, reports and other communications, including proxy solicitation materials received from us, that are delivered to the depositary and that we are required to furnish to the holders of the preferred stock. In addition, the depositary will make available for inspection by holders of depositary receipts at the principal office of the depositary, and at such other places as it may from time to time deem advisable, any reports and communications we deliver to the depositary as the holder of preferred stock.
Limitation of Liability
Neither we nor the depositary will be liable if either is prevented or delayed by law or any circumstance beyond its control in performing its obligations. Our obligations and those of the depositary will be limited to performance in good faith of our and its duties thereunder. We and the depositary will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless satisfactory indemnity is furnished. We and the depositary may rely upon written advice of counsel or accountants, on information provided by persons presenting preferred stock for deposit, holders of depositary receipts or other persons believed to be competent to give such information and on documents believed to be genuine and to have been signed or presented by the proper party or parties.

DESCRIPTION OF WARRANTS
We may offer warrants to purchase debt securities, preferred stock, depositary shares or Class A Common Stock. We may offer warrants separately or together with one or more additional warrants, debt securities, preferred stock, depositary shares or Class A Common Stock, or any combination of those securities in the form of units, as described in the applicable prospectus supplement. If we issue warrants as part of a unit, the applicable prospectus supplement will specify whether those warrants may be separated from the other securities in the unit prior to the expiration date of the warrants. The applicable prospectus supplement will also describe the following terms of any warrants:
•the specific designation and aggregate number of, and the offering price at which we will issue, the warrants;
•the currency or currency units in which the offering price, if any, and the exercise price are payable;
•the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;
•whether the warrants are to be sold separately or with other securities as parts of units;
•whether the warrants will be issued in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any security included in that unit;
•any applicable material U.S. federal income tax consequences;
•the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;
•the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;
•the designation and terms of any equity securities purchasable upon exercise of the warrants;
•the designation, aggregate principal amount, currency and terms of any debt securities that may be purchased upon exercise of the warrants;
•if applicable, the designation and terms of the debt securities, preferred stock, depositary shares or Class A Common Stock with which the warrants are issued and the number of warrants issued with each security;
•if applicable, the date from and after which any warrants issued as part of a unit and the related debt securities, preferred stock, depositary shares or Class A Common Stock will be separately transferable;
•the number of shares of preferred stock, the number of depositary shares or the number of shares of Class A Common Stock purchasable upon exercise of a warrant and the price at which those shares may be purchased;
•if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;
•information with respect to book-entry procedures, if any;
•the antidilution provisions, and other provisions for changes to or adjustment in the exercise price, of the warrants, if any;
•any redemption or call provisions; and
•any additional terms of the warrants, including terms, procedures and limitations relating to the exchange or exercise of the warrants.

DESCRIPTION OF SUBSCRIPTION RIGHTS
We may offer subscription rights to purchase our Class A Common Stock, preferred stock, debt securities, depositary shares, warrants or units consisting of some or all of these securities. These subscription rights may be offered independently or together with any other security offered hereby and may or may not be transferable by the stockholder receiving the subscription rights in such offering. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.
The prospectus supplement relating to any subscription rights we offer, if any, will, to the extent applicable, include specific terms relating to the offering, including some or all of the following:
•the price, if any, for the subscription rights;
•the exercise price payable for our Class A Common Stock, preferred stock, debt securities, depositary shares, warrants or units consisting of some or all of these securities upon the exercise of the subscription rights;
•the number of subscription rights to be issued to each stockholder;
•the number and terms of our Class A Common Stock, preferred stock, debt securities, depositary shares, warrants or units consisting of some or all of these securities which may be purchased per each subscription right;
•the extent to which the subscription rights are transferable;
•any other terms of the subscription rights, including the terms, procedures and limitations relating to the exchange and exercise of the subscription rights;
•the date on which the right to exercise the subscription rights shall commence, and the date on which the subscription rights shall expire;
•the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities or an over-allotment privilege to the extent the securities are fully subscribed; and
•if applicable, the material terms of any standby underwriting or purchase arrangement which may be entered into by us in connection with the offering of subscription rights.
The descriptions of the subscription rights in this prospectus and in any prospectus supplement are summaries of the material provisions of the applicable subscription right agreements. These descriptions do not restate those subscription right agreements in their entirety and may not contain all the information that you may find useful. We urge you to read the applicable subscription right agreements because they, and not the summaries, define your rights as holders of the subscription rights. For more information, please review the forms of the relevant subscription right agreements, which will be filed with the SEC promptly after the offering of subscription rights and will be available as described in the section titled “Where You Can Find More Information.”

DESCRIPTION OF PURCHASE CONTRACTS
The following description summarizes the general features of the purchase contracts that we may offer under this prospectus. Although the features we have summarized below will generally apply to any future purchase contracts we may offer under this prospectus, we will describe the particular terms of any purchase contracts that we may offer in more detail in the applicable prospectus supplement. The specific terms of any purchase contracts may differ from the description provided below as a result of negotiations with third parties in connection with the issuance of those purchase contracts, as well as for other reasons. Because the terms of any purchase contracts we offer under a prospectus supplement may differ from the terms we describe below, you should rely solely on information in the applicable prospectus supplement if that summary is different from the summary in this prospectus.
We will incorporate by reference into the registration statement of which this prospectus is a part the form of any purchase contract that we may offer under this prospectus before the sale of the related purchase contract. We urge you to read any applicable prospectus supplement related to specific purchase contracts being offered, as well as the complete instruments that contain the terms of the securities that are subject to those purchase contracts. Certain of those instruments, or forms of those instruments, have been filed as exhibits to the registration statement of which this prospectus is a part, and supplements to those instruments or forms may be incorporated by reference into the registration statement of which this prospectus is a part from reports we file with the SEC.
We may offer purchase contracts, including contracts obligating holders to purchase from us, and for us to sell to holders, a specific or variable number of our securities at a future date or dates. Alternatively, the purchase contracts may obligate us to purchase from holders, and obligate holders to sell to us, a specific or varying number of our securities.
If we offer any purchase contracts, certain terms of that series of purchase contracts will be described in the applicable prospectus supplement, including, without limitation, the following:
•the price of the securities or other property subject to the purchase contracts (which may be determined by reference to a specific formula described in the purchase contracts);
•whether the purchase contracts are issued separately, or as a part of units each consisting of a purchase contract and one or more of our other securities, including U.S. Treasury securities, securing the holder’s obligations under the purchase contract;
•any requirement for us to make periodic payments to holders or vice versa, and whether the payments are unsecured or pre-funded;
•any provisions relating to any security provided for the purchase contracts;
•whether the purchase contracts obligate the holder or us to purchase or sell, or both purchase and sell, the securities subject to purchase under the purchase contract, and the nature and amount of each of those securities, or the method of determining those amounts;
•whether the purchase contracts are to be prepaid or not;
•whether the purchase contracts are to be settled by delivery, or by reference or linkage to the value, performance or level of the securities subject to purchase under the purchase contract;
•any acceleration, cancellation, termination or other provisions relating to the settlement of the purchase contracts;
•a discussion of certain U.S. federal income tax considerations applicable to the purchase contracts;
•whether the purchase contracts will be issued in fully registered or global form; and
•any other terms of the purchase contracts and any securities subject to such purchase contracts.

DESCRIPTION OF UNITS
We may offer units comprising two or more securities described in this prospectus in any combination. For example, we might issue units consisting of a combination of debt securities and warrants to purchase Class A Common Stock. The following description sets forth certain general terms and provisions of the units that we may offer pursuant to this prospectus. The particular terms of the units and the extent, if any, to which the general terms and provisions may apply to the units so offered will be described in the applicable prospectus supplement.
Each unit will be issued so that the holder of the unit also is the holder of each security included in the unit. Thus, the unit will have the rights and obligations of a holder of each included security. Units will be issued pursuant to the terms of a unit agreement, which may provide that the securities included in the unit may not be held or transferred separately at any time or at any time before a specified date. A copy of the forms of the unit agreement and the unit certificate relating to any particular issue of units will be filed with the SEC each time we issue units, and you should read those documents for provisions that may be important to you. For more information on how you can obtain copies of the forms of the unit agreement and the related unit certificate, see the section titled “Where You Can Find More Information.”
The prospectus supplement relating to any particular issuance of units will describe the terms of those units, including, to the extent applicable, the following:
•the designation and terms of the units and the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;
•any provision for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and
•whether the units will be issued in fully registered or global form.

PLAN OF DISTRIBUTION
We and the selling securityholders may sell securities:
•through underwriters;
•through dealers;
•through agents;
•directly to purchasers; or
•through a combination of any of these methods of sale.
In addition, we may issue the securities as a dividend or distribution or in a subscription rights offering to our existing securityholders.
We or the selling securityholders may directly solicit offers to purchase securities or agents may be designated to solicit such offers. We will, in the prospectus supplement relating to such offering, name any agent that could be viewed as an underwriter under the Securities Act and describe any commissions that we must pay. Any such agent will be acting on a best efforts basis for the period of its appointment or, if indicated in the applicable prospectus supplement, on a firm commitment basis. This prospectus may be used in connection with any offering of our securities through any of these methods or other methods described in the applicable prospectus supplement.
The distribution of the securities may be effected from time to time in one or more transactions:
•at a fixed price or prices that may be changed from time to time;
•at market prices prevailing at the time of sale;
•at prices related to such prevailing market prices; or
•at negotiated prices.
Each prospectus supplement will describe the method of distribution of the securities and any applicable restrictions.
The prospectus supplement with respect to the securities of a particular series will describe the terms of the offering of the securities, including the following:
•the name of the agent or any underwriters;
•the public offering or purchase price;
•if applicable, the names of any selling securityholders;
•any discounts and commissions to be allowed or paid to the agent or underwriters;
•all other items constituting underwriting compensation;
•any discounts and commissions to be allowed or paid to dealers; and
•any exchanges on which the securities will be listed.
If any underwriters or agents are utilized in the sale of the securities in respect of which this prospectus is delivered, we and the selling securityholders will enter into an underwriting agreement or other agreement with them at the time of sale to them, and we will set forth in the prospectus supplement relating to such offering the names of the underwriters or agents and the terms of the related agreement with them.

If a dealer is utilized in the sale of the securities in respect of which the prospectus is delivered, we or the selling securityholders will sell such securities to the dealer, as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale.
If we offer securities in a subscription rights offering to our existing securityholders, we may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. If we do not enter into a standby underwriting arrangement, we may retain a dealer-manager to manage a subscription rights offering for us.
Agents, underwriters, dealers and other persons may be entitled under agreements that they may enter into with us and the selling securityholders to indemnification by us against certain civil liabilities, including liabilities under the Securities Act.
If so indicated in the applicable prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by certain institutions to purchase securities from us pursuant to delayed delivery contracts providing for payment and delivery on the date stated in the prospectus supplement. Each contract will be for an amount not less than, and the aggregate amount of securities sold pursuant to such contracts shall not be less nor more than, the respective amounts stated in the prospectus supplement. Institutions with whom the contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but shall in all cases be subject to our approval. Delayed delivery contracts will not be subject to any conditions except that:
•the purchase by an institution of the securities covered under that contract shall not at the time of delivery be prohibited under the laws of the jurisdiction to which that institution is subject; and
•if the securities are also being sold to underwriters acting as principals for their own account, the underwriters shall have purchased such securities not sold for delayed delivery.
The underwriters and other persons acting as agents will not have any responsibility in respect of the validity or performance of delayed delivery contracts.
Certain agents, underwriters and dealers, and their associates and affiliates may be customers of, have borrowing relationships with, engage in other transactions with, and/or perform services, including investment banking services, for us or one or more of our respective affiliates in the ordinary course of business.
In order to facilitate the offering of the securities, any underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities or any other securities the prices of which may be used to determine payments on such securities. Specifically, any underwriters may over-allot in connection with the offering, creating a short position for their own accounts. In addition, to cover over-allotments or to stabilize the price of the securities or of any such other securities, the underwriters may bid for, and purchase, the securities or any such other securities in the open market. Finally, in any offering of the securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. Any such underwriters are not required to engage in these activities and may end any of these activities at any time.
Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. The applicable prospectus supplement may provide that the original issue date for your securities may be more than two scheduled business days after the trade date for your securities. Accordingly, in such a case, if you wish to trade securities on any date prior to the third business day before the original issue date for your securities, you will be required, by virtue of the fact that your securities initially are expected to settle in more than three scheduled business days after the trade date for your securities, to make alternative settlement arrangements to prevent a failed settlement.

The securities may be new issues of securities and may have no established trading market. The securities may or may not be listed on a national securities exchange. We can make no assurance as to the liquidity of or the existence of trading markets for any of the securities.

LEGAL MATTERS
The validity of the securities offered hereby will be passed upon for us by Wilson Sonsini Goodrich & Rosati, Professional Corporation, Palo Alto, California. Additional legal matters may be passed on for us, or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.
EXPERTS
The consolidated financial statements of RingCentral, Inc. as of December 31, 2023 and 2022, and for each of the years in the three-year period ended December 31, 2023, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2023 have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at https://www.ringcentral.com/. Information accessible on or through our website is not a part of this prospectus.
This prospectus and any prospectus supplement is part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. You should review the information and exhibits in the registration statement for further information on us and our consolidated subsidiaries and the securities that we are offering. Forms of any indenture or other documents establishing the terms of the offered securities are filed as exhibits to the registration statement of which this prospectus forms a part or under cover of a Current Report on Form 8-K and incorporated in this prospectus by reference. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should read the actual documents for a more complete description of the relevant matters.

INCORPORATION BY REFERENCE
The SEC allows us to incorporate by reference much of the information that we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus is considered to be part of this prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated by reference in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded. This prospectus incorporates by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (in each case, other than those documents or the portions of those documents furnished pursuant to Items 2.02 or 7.01 of any Current Report on Form 8-K and, except as may be noted in any such Form 8-K, exhibits filed on such form that are related to such information), until the offering of the securities under the registration statement of which this prospectus forms a part is terminated or completed:
•our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on February 22, 2024;
•our Current Report on Form 8-K filed with the SEC on January 3, 2024; and
•the description of our Class A Common Stock contained in the Registration Statement on Form 8-A relating thereto, filed with the SEC on September 24, 2013, including any amendment or report filed for the purpose of updating such description.
You may request a copy of these filings, at no cost, by writing or telephoning us at the following address or telephone number:
RingCentral, Inc.
20 Davis Drive
Belmont, California 94002
Attn: Investor Relations
(650) 472-4100

254,731 Shares of Class A Common Stock

PROSPECTUS SUPPLEMENT

February 28, 2024